Report of Independent Auditors

To the Board of Directors of
Pixartprinting S.P.A.

We have audited the accompanying financial statements of Pixartprinting S.P.A., which comprise the balance sheet as of December 31, 2013, and the related statements of income, stockholders’ equity and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in conformity with accounting principles generally accepted in Italy; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error. Accounting principles generally accepted in Italy vary in certain significant respects from U.S. generally accepted accounting principles. Information relating to the nature and effect of such differences is presented in Note 14 to the financial statements.

Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pixartprinting S.P.A. at December 31, 2013, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in Italy.

/s/ Reconta Ernst & Young S.p.A.
Verona, Italy
June 17, 2014

FINANCIAL STATEMENTS

Pixartprinting S.P.A.
Year Ended December 31, 2013
With Report of Independent Auditors

PIXARTPRINTING S.P.A.
BALANCE SHEET
YEAR ENDING DECEMBER 31, 2013
(in thousands of Euro)

December 31, 2013
Assets
Current assets:
Cash and cash equivalents	1,577
Accounts receivable, net	913
Inventory	1,559
Prepaid expenses and other current assets	1,262
Total current assets	5,311
Property, plant and equipment, net	3,550
Software and web site development costs, net	3,927
Deferred tax assets	15
Goodwill	28,497
Other intangible assets, net	908
Other assets	519
Total assets	42,727
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	6,069
Current portion of long-term debt due to affiliates	2,605
Other current liabilities	3,940
Total current liabilities	12,614

Reserve for employee termination indemnities	315
Long-term debt due to affiliates	2,500
Total liabilities	15,429
Shareholders’ equity
Ordinary Shares	1,000
Share premium	21,000
Retained earnings	5,298
Total shareholders’ equity	27,298
Total liabilities and shareholders’ equity	41,727

PIXARTPRINTING S.P.A.
INCOME STATEMENT
YEAR ENDING DECEMBER 31, 2013
(in thousands of Euro)

December 31, 2013
Revenue	56,105
Cost of revenue	31,124
Technology and development expense	2,935
Marketing and selling expense	9,391
General and administrative expense	5,876
Income from operations	6,779
Other income (expense), net	265
Interest income	148
Interest expense	685
Income before income taxes and loss in equity interests	6,507
Income tax provision	2,400
Net income	4,107

PIXARTPRINTING S.P.A.
STATEMENT OF CASH FLOWS
YEAR ENDING DECEMBER 31, 2013
(in thousands of Euro)

December 31, 2013
Cash flows from operating activities
Net income	4,107
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	810
Amortization	4,045
Provision for doubtful accounts	50
Deferred income taxes	62
Other, non-cash items	158
Provision for termination indemnities	6
Changes in operating assets and liabilities:
Accounts receivable	253
Inventories	(341)
Accounts payable	1,035
Income taxes payable	595
Other - net	95
Payments of termination of indemnities and pension contributions	(82)
Net cash provided by operating activities	10,793
Cash flows from investing activities
Additions to property, plant and equipment	(605)
Proceeds from disposal of equipment and other assets	313
Additions to intangible assets	(733)
Net cash used in investing activities	(1,025)
Cash flows from financing activities
(Repayments) of borrowings from related parties	(36)
Repayment of long-term debt	(9,800)
Net cash used by financing activities	(9,836)
Decrease in cash and cash equivalents	(68)
Cash and cash equivalents at beginning of the year	1,645
Cash and cash equivalents at end of the year	1,577
Supplemental disclosures:
Interest paid	683
Income taxes paid	1,743

PIXARTPRINTING S.P.A.
STATEMENT OF SHAREHOLDERS’ EQUITY
YEAR ENDING DECEMBER 31, 2013
(in thousands of Euro)

	Ordinary Shares	Share Premium Reserve	Legal Reserve	Retained Earnings	Total

Balance at January 1, 2013	1,000	21,000	-	1,191	23,191
2012 legal reserve			61	(61)	—
Net income for 2013			—	4,107	4,107
Balance at December 31, 2013	1,000	21,000	61	5,237	27,298

PIXARTPRINTING S.P.A.
NOTES TO FINANCIAL STATEMENTS
YEAR ENDING DECEMBER 31, 2013
(in thousands of Euro)

1. INTRODUCTION AND BASIS OF PRESENTATION
Pixartprinting S.P.A. (the Company) mainly operates in the printing and graphic arts industry. The Company was incorporated in Italy, and on December 31, 2013 was owned as follows:

Alcedo SGR S.P.A.	75%
CAP 2 S.R.L.%	25%
100%
The financial statements are prepared in compliance with the Company's accounting policies that are in conformity with the accounting principles established by the National Councils of the Italian Accounting Profession ("Italian GAAP"). As further explained in footnote 14, material differences in net income and shareholders’ equity between Italian GAAP and US GAAP have been identified and adjusted in order to disclose net income and shareholders’ equity under US GAAP.
The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

Revenue is generated primarily from the sale and shipping of customized manufactured products. Revenue is recognized net of discounts and applicable indirect taxes, when it is realized or realizable and earned. We consider revenue realized or realizable and earned when there is persuasive evidence of an arrangement, a product has been shipped or service rendered with no significant post-delivery obligation on our part, the net sales price is fixed or determinable and collection is reasonably assured.

INTANGIBLE ASSETS

Intangible assets that have finite lives are amortized over their useful lives and are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. During this review, the Company reevaluates the significant assumptions used in determining the original cost and estimated lives of long-lived assets. Although the assumptions may vary from asset to asset, they generally include operating results, changes in the use of the asset, cash flows and other indicators of value. Management then determines whether the remaining useful life continues to be appropriate or whether there has been an impairment of long-lived assets based primarily upon whether expected future undiscounted cash flows are sufficient to support the assets’ recovery. If impairment exists, the Company would adjust the carrying value of the asset to fair value, generally determined by a discounted cash flow analysis.
The following table shows the criteria for amortization for the items related to the intangible assets:

Category	Rate on an annual basis
Formation and start-up expenses	20%
Software	20% - 33.33%
Trademarks	10%
Goodwill	5%

TANGIBLE ASSETS

Fixed assets are stated at the cost of acquisition, net of accumulated depreciation. Depreciation of property, plant and equipment is computed on the historical cost using the straight-line method over the estimated useful lives of the related assets.

The Company continually evaluates whether events or circumstances have occurred that indicate that the estimated remaining useful life of its long-lived assets may warrant revision, or that the carrying value of these assets may be impaired. As of December 31, 2013, the Company has determined that the carrying amounts of its long-lived assets are not impaired.

Depreciation of tangible assets is based on the following:

Category	Rate on an annual basis
Plant and machinery
Plant	10% - 20%
Various machinery	10% - 25%
Industrial and commercial equipment
Industrial equipment	25%
Other assets
Trucks	20%
Vehicles	25%
Fixtures and fittings	12%
Electronic office equipment	20%
Leasehold improvements	Based on the shorter of useful life or remaining term of the lease contracts

INVENTORY

Inventory represents materials used in production such as paper, cardboard, packaging and ink, and are stated at the lower of cost of purchase or market value. Inventory is recorded net of an allowance for obsolete materials of EUR 40.

The cost is calculated using the average cost method.

ACCOUNTS RECEIVABLE

The Company reduces gross trade accounts receivable by an allowance for doubtful accounts and sales adjustments. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company reviews its allowance for doubtful accounts on a regular basis and all past due balances are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Provisions for doubtful accounts are recorded in general and administrative expenses.

CASH AND BANKS

Cash and banks represent cash accounts that are available to the Company at any time.

RESERVE FOR EMPLOYEE TERMINATION INDEMNITIES

The reserve for termination indemnities has been recorded to cover the entire liability due to employees at the balance sheet date in compliance with the applicable legislation in force and collective labor agreements. This liability is subject to revaluation according to inflation index values.

Beginning January 1, 2007, following the pension reform introduced by the Italian Finance Act 2007, termination indemnities are paid monthly to the supplementary Pension Funds or to the Treasury Fund established at the INPS [National Institute of Social Insurance], at the discretion of the employees. The provision recorded at December 31, 2013 reflects the accrued liability for termination indemnities as at December 31, 2006, net of advances paid to employees still in the workforce and revalued as required by the law.

FOREIGN CURRENCY

Receivables and liabilities denominated in foreign currencies are recorded in the reporting currency at the exchange rate in effect on the date on which the transaction is made. At balance sheet date such receivables and liabilities are adjusted to the year-end exchange rate. The exchange differences arising from the collection of receivables and payment of payables in foreign currencies are recorded in the profit and loss as incurred as a component of financial income or expense.

INCOME TAXES

Income taxes are recorded based on the estimated taxable income in compliance with the provisions in force, taking into account the applicable exemptions and tax credits.

Deferred tax assets and liabilities relate to temporary differences between the carrying amounts of assets and liabilities in the financial statement and the corresponding values recognized for tax purposes.

The recording of deferred tax assets is subject to the reasonable expectation of their realization. Therefore, they are only accounted for if they are considered to be realized in the future taxable income that is sufficient to absorb them. There are no unrecognized deferred tax assets.

3. PREPAID EXPENSES AND OTHER CURRENT ASSETS

This caption includes the following items:

Prepaid expenses and other current assets	Balance as of 12/31/2013
Advance payments from suppliers	315
VAT receivables	73
Sundry receivables	20
Prepaid financial lease installments	683
Other prepaid expenses	171
Total	1,262

4. INTANGIBLE ASSETS

The movements in intangible assets are as follows:

	Net book Value as of 12/31/2012	Additions/ reclassifications	Amortization for the year	Balance as of 12/31/2013
Software and web site development costs	5,447	-	(1,520)	3,927
Total	5,447	-	(1,520)	3,927

The value of the “software and web site development costs”, was determined based on the appraised value of internally developed software at the time of the business combination in 2011, which resulted in a change of control in the Company.

	Net book value as of 12/31/2012	Additions/ reclassifications	Amortization for the year	Balance as of 12/31/2013
Goodwill	30,118	-	(1,621)	28,497
Total	30,118	-	(1,621)	28,497

Goodwill relates to the residual amount of the purchase price over the estimated fair value of assets acquired and liabilities assumed in the business combination in 2011.

Goodwill is amortized over 20 years.

Other Intangible assets	Net Book value as of 12/31/2012	Additions/ reclassifications	Amortization for the year	Balance as of 12/31/2013
Start-up and expansion costs	54	47	(27)	74
Former Real start-up and expansion costs	335	(47)	(72)	216
Property/licensing software Unspecified software	352	442	(348)	446
Trademarks	15	8	(4)	19
Fixed-term Software Licenses	-	21	(6)	15
Advance payment on acquisition of Intangible assets	64	(23)		41
Deferred finance charges	447	-	(447)	-
Other intangible assets	-	97	-	97
Total	1,267	545	(904)	908

The “start-up and expansion costs” relate primarily to costs associated with legal structuring and formation of the Company and the former parent company, Rial S.r.l..

The cost of “property/licensing software” refers to software applications purchased and/or licensed for an indefinite period of use. The increase during the year mainly relates to the new integrated software for managing administration, procurement and the inventory, the new email system and the licensing dedicated to the field of data center vitalization, net of depreciation expense for the financial year.

The item “Trademarks” increased by approximately EUR 8 as a result of costs incurred for extending the registration of certain trademarks at an international level and decreased by approximately EUR 4 as a result of amortization for the period.

The item “Fixed-term Software Licenses” refers to the purchase of certain licenses whose duration of use is contractually limited in time.

The item “Advance payment on acquisition of Intangible assets” refers to advance payments for trademark registration requests that have not yet been granted.

Deferred finance charges represent costs incurred related to the financing agreement granted to the company Rial S.R.L prior to the merger. The costs have been fully amortized as a result of the early paydown of the loan, which took place on 12/31/2013, with respect to the original maturity date scheduled for 12/31/2017.

5. TANGIBLE ASSETS

Property and equipment are stated at cost less accumulated depreciation

Plant and Machinery	Net book value as of 12/31/2012	Additions/ reclassifications	Disposals/ Reclassifications	Depreciation for the year	Balance as of 12/31/2013
Machinery	255	125	(7)	(135)	238
Plant	631	42	-	(80)	593
Advance payments for machineries	70	-	(70)	-	-
Total	956	167	(77)	(215)	831

Industrial and commercial equipment	Net book value as of 12/31/2012	Additions/ reclassifications	Disposals/ Reclassifications	Depreciation for the year	Balance as of 12/31/2013
Equipment	335	112	(1)	(156)	290
Total	335	112	(1)	(156)	290

Other	Net book value as of 12/31/2012	Additions/ reclassifications	Disposals/ Reclassifications	Depreciation for the year	Balance as of 12/31/2013
Fixtures and fittings	192	44	-	(55)	181
Electronic office equipment	354	165	(7)	(176)	336
Trucks	22	-	-	(6)	16
Vehicles	18	16	(15)	(6)	13
Total	586	225	(22)	(243)	546

Leasehold improvements	Balance as of 12/31/2012	Additions/ reclassifications	Disposals/ Reclassifications	Depreciation for the year	Balance as of 12/31/2013
Leasehold improvements	1,978	101	-	(196)	1,883
Total	1,978	101	-	(196)	1,883

Leasehold improvements, mainly referring to the costs incurred on real estate held by the company in the lease for operating production activities, moved during the financial year mainly as a result of the depreciation recorded.

6. SHAREHOLDERS' EQUITY

Italian law requires that 5% of a company's net income be retained as a legal reserve, until such reserve equals 20% of share capital. Retained earnings includes legal reserves of € 61. This reserve is not available for distribution.
Furthermore share premium reserve become distributable only when the legal reserve equals 20% of the share capital.

7. TERMINATION INDEMNITIES

The rollforward of the accrual for severance indemnities is as follows:

Employee Severance Indemnities
Balance as of 12/31/2012	391
Payments to employees who left during the year under pre-2007 plan	(82)
Provision for revaluation	6
Balance as of 12/31/2013	315

8. LOANS

The loan agreement signed in 2011 with Banca Popolare Friuladria S.P.A. and Banca Popolare di Verona - S. Geminiano and S. Prospero S.P.A., for EUR 8 million and EUR 7 million, respectively, was repaid in full in advance of its maturity on 12/31/2013, including an early payment of EUR 4,200.

“Owed to partners for interest-bearing loans" are summarized in the following table:

Financing partner	Balance sheet item	Amount of loan	Maturity
CAP2 S.R.L.	Owed to partners for loans	2,500	12/14/2014
CAP2 S.R.L.	Owed to partners for loans	2,500	12/15/2015
CAP2 S.R.L.	Interest owed on Vendor Loan	105

During 2013 interest of EUR 177 was expensed and paid based on a contractual fixed interest rate of 3.5%.

As of the date the financial statements were available to be issued, the loans have been fully reimbursed including accrued interests.

9. OTHER CURRENT LIABILITIES

Taxes payable within the following year	Balance as of 12/31/2013
Corporate Income Tax payable	982
Regional Manufacturing Tax payable	205
Taxes withheld	426
Payable, substitute tax Section 176 Para. 2-ter Income Tax Act	263
Total	1,876

Payable, Substitute tax Section 176 Para. 2-ter Income Tax Act refers to the last installment to be paid in the year 2014 of the substitute tax in order to be eligible to deduct for tax purposes the amortization of the higher values assigned on the balance sheet to internally developed software as a consequence of the business combination in 2011.

Payables for social security contributions refer to payable owed at the end of the year to these institutions for the portions carried by the Company and employees for the salaries and wages for the months of November, December and the year-end bonus for 2013, comprising the following:

Payables for social security contributions	Balance as of 12/31/2013
Payable, INPS personnel and external contractors	442
Payable, INPS personnel (holidays /leaves)	167
Payable, FASI	4
Owed to INAIL	22
Total	635

Other payables	Balance as of 12/31/2013
Payables for salaries	485
Payables to Directors	13
Payables for holidays and leaves	682
Risk provisions	206
Sundry payables and accrued expenses	43
Total	1,429

Risk provision refers to EUR 200 of estimated VAT penalties in relation to violations incurred for sales to foreign countries.

10. COMMITMENTS AND CONTINGENCIES

Operating and Capital Leases
The Company leases its facility and certain equipment under operating and capital lease agreements that expire at various dates through 2017. The aggregate carrying value of the leased equipment under capital leases at December 31, 2013, is EUR 11,271, net of accumulated depreciation of EUR 4,666; the present value of lease installments not yet due at December 31, 2013 amounts to EUR 5,217.
The accompanying results of operations reflect rent expense on a straight-line basis over the term of the lease. Rent expense for the period ending December 31, 2013 consists of the following:

Description	2013
Leasing machinery and equipment - capital leases	3,065
Leasing production facilities - operating leases	1,368
Rent for industrial building - operating leases	560
Other operating leases	60
Total	5,053

Litigation
The Company is involved in legal proceedings arising in the normal course of business. Management believes that, based on advice of legal counsel, the outcome of these proceedings will not have any material adverse effect on the Company's financial position, results of operations, or cash flows.

11. TAXES FOR THE YEAR

This item includes current taxes as well as the amount of accrued prepaid taxes, as detailed below:

Income taxes	Balance as of 12/31/2013
Corporate income tax	2,008
Regional manufacturing tax	520
Deferred income tax	62
Adjustment to prior year income tax provision	(190)
Total	2,400

The following table provides a description of the temporary differences that entailed the recognition of prepaid taxes, with an indication of the (current) applicable rate and the amounts credited or debited to the Profit and Loss Account:

	December 31, 2013
	Temporary differences	Taxes	Total deferred taxes
Allowance for doubtful accounts	45
Inventory provision	40
Deferred Tax Asset	85	27.5%	23

Capital gains in installments	(29)
Deferred Tax Liability	(29)	27.5%	(8)
Deferred tax assets, net			15

12. TRANSACTIONS WITH RELATED PARTIES

During the year the following transactions were performed with the following related parties; the amount and nature of the relationship is stated below:

Company	Amount included in the profit and loss of 12/31/2013	Nature of the relationship
Cap 2 S.r.l.	60	Cost - Business consulting
Alcedo SGR	100	Cost - Management consulting

Excluding the loans and interest payables to Cap 2 S.r.l., as disclosed in the note 8 above, no receivables or payables with related parties exist at December 31, 2013.

13. SUBSEQUENT EVENTS

The Company evaluated events that occurred subsequent to December 31, 2013 for recognition or disclosure in the Company’s financial statements. The Company performed its subsequent events review through June 17, 2014, the date these financial statements were available to be issued.

14. SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN ITALY AND THE UNITED STATES OF AMERICA

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in Italy (“Italian GAAP”).

These standards differ in certain respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”). The significant differences and their effect on net income and net equity are set out below.

Effect of differences between Italian GAAP and US GAAP on net income after tax:

	Notes	December 31, 2013
Net income for the year in accordance with Italian GAAP		4,107
U.S. GAAP adjustments:
Share based compensation expense	(a)	(1,971)
Adjustment to amortization expense for start-up cost intangible assets	(b)	99
Adjustment to to realized loss for the settlement of derivative instruments	(c)	126
Adjustment to amortization expense of goodwill and intangible assets associated with business combination	(d)	837
Adjustment to rental expense, depreciation and interest expenses for leases classified as capital leases under US GAAP	(e)	832
Adjustment to Income tax benefit (provision)	(f)	(46)
Net income in accordance with U.S. GAAP		3,984
Effect of differences between Italian GAAP and U.S. GAAP on net equity:

	Notes	December 31, 2013
Shareholders’ Equity in accordance with Italian GAAP		27,298
U.S. GAAP adjustments:
Adjustment to amortization expense for start-up cost intangible assets	(b)	(291)
Adjustment to amortization expense of goodwill and intangible assets associated with business combination	(d)	5,290
Adjustment to net capital lease assets, prepaid expenses and financial liabilities for leases classified as capital leases under US GAAP	(e)	1,619
Adjustment to deferred tax assets (liabilities)	(f)	(3,543)
Shareholders’ Equity in accordance with U.S. GAAP		30,373

(a) An employee option award was granted in May 2013 resulting in share-based compensation expense recognition for US GAAP. The grant date fair value of the option was determined using the Black-Scholes option pricing model. The award included performance condition vesting features which were all deemed probable of achievement as of December 31, 2013 and as such the compensation cost associated with the award is recognized on a straight line basis over the requisite service period of approximately three years.

(b) For Italian GAAP start-up costs are capitalized and amortized over a multi-year period, whereas such costs are expensed as incurred under US GAAP.

(c) During 2013 the Company settled outstanding derivative contracts recognizing the total loss associated with those contracts upon the final settlement under Italian GAAP. For US GAAP the Company did not elect hedge accounting and therefore would recognize any gains or losses related to changes in the fair value of the instrument in earnings at each reporting period. As such, the loss attributable to previous periods is reversed and results in a settlement gain for 2013 for US GAAP purposes.

(d) Goodwill and other intangible assets were recognized as the result of two shareholder transactions occurred in December 2011 and June 2012 for Italian GAAP. The goodwill was recorded and subsequently amortized to the income statement over a 20 year period. For US GAAP these transactions are considered common control transactions that do not meet the definition of business combinations. As such the purchase accounting and subsequent recognition of amortization expense associated with these assets has been reversed for US GAAP reporting.

In December 2011, Rial S.r.l acquired 100% of Pixartprinting S.r.l., subsequently completing a reverse merger transaction in 2012. The acquisition from Rial S.r.l. occurred in December 2011 and met the definition of a business combination in accordance with US GAAP. The Company recorded the acquired assets, including identifiable intangible assets at fair value on the date of the acquisition. The excess of the purchase price paid over the fair value of the net assets is recorded as goodwill and subsequently monitored for impairment. Under Italian GAAP, the transaction is accounted for under the value in use model which is different from fair value as required by US GAAP. For US GAAP, the Company has recognized the amortization expense for the identifiable intangible assets over their estimated useful lives.

The reconciliation between the effects of the common control business combination recorded under Italian GAAP and those of the acquisition from Rial S.r.l. occurred in December 2011 is summarized below:

	Effect on 2013 net income	Effect on 2013 net equity
Elimination of goodwill recognized under Italian GAAP	1,620	(28,499)
Elimination of intangibles recognized under Italian GAAP	1,520	(3,927)

Software recognized under US GAAP	(420)	1,260
Customer relationships recognized under US GAAP	(1,213)	7,275
Trademark recognized under US GAAP	(670)	5,360
Goodwill recognized under US GAAP	-	23,821
Total pre-tax effect	837	5,290
Deferred taxes	243	(3,130)
Net effect	1,080	2,160

e) For Italian GAAP leases are recognized as operating leases and the related obligations are recorded as expense as incurred. Leases that meet certain criteria are considered capital leases, but such effect is only disclosed for Italian GAAP purposes. For US GAAP the Company categorizes leases at their inception as either operation or capital leases in the balance sheet. Capital leases are accounted for as the acquisition of an asset and the incurrence of an obligation by the lessee. Certain leases considered as operating leases under Italian GAAP are considered capital leases under US GAAP criteria, and therefore the present value of future lease payments as disclosed in the footnotes under Italian GAAP and as recorded in the balance sheet for US GAAP purpose is different.
As of December 31, 2013, the minimum future payments under the lease agreement in accordance with US GAAP are as follows:

Year ending	Operating leases	Capital Leases
2014	492	3,203
2015	164	2,503
2016	-	625
2017	-	154
	656	6,485
Less – amount representing interests		(298)
Present value of future minimum lease payments		6,187
Less – current portion		(3,007)
Capital lease obligation, net of current portion		3,180

f) Deferred tax assets and liabilities, and the related income effects, have been recorded whenever deductible or taxable differences arose between the carrying amount of the net assets recognized under US GAAP and their tax base (normally corresponding to the carrying amount under Italian GAAP). No deferred taxation was recognized in relation to goodwill.

Statements of Stockholder's Equity and Comprehensive Income Under US GAAP
The accompanying statements of stockholder’s equity and comprehensive income set out below for illustrative purposes, is presented using the captions under US GAAP.

	Common Stock	Capital redemption reserve	Retained earnings	Total
At 1 January 2013	1,000	-	23,418	24,418
Other equity movements (share based compensation)	-	-	1,971	1,971
Net income	-	-	3,984	3,984
At 31 December 2013	1,000	-	29,373	30,373

Quarto D'Altino - Venice, June 17, 2014

Chairperson of the Board of Directors

Sonia Lorenzet

UNAUDITED FINANCIAL STATEMENTS
Pixartprinting S.P.A.
Periods Ended March 31, 2014 & 2013

PIXARTPRINTING S.R.L.
UNAUDITED BALANCE SHEET
AS OF MARCH 31, 2014 & 2013
(in thousands of Euro)

	March 31, 2014	March 31, 2013
Assets
Current assets:
Cash and cash equivalents	4,471	3,923
Accounts receivable, net	1,530	1,399
Inventory	1,430	1,649
Prepaid expenses and other current assets	1,255	1,569
Total current assets	8,686	8,540
Property, plant and equipment, net	4,046	3,937
Software and web site development costs, net	3,547	4,937
Deferred tax assets	15	78
Goodwill	28,092	29,713
Intangible assets, net	1,064	850
Other assets	355	576
Total assets	45,805	48,631
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	6,851	5,437
Current portion of long-term debt due to affiliates	12,185
Other current liabilities	4,949	4,252
Total current liabilities	23,985	9,689
Reserve for employee termination indemnities	320	370
Long-term debt due to affiliates	2,500	14,800
Total liabilities	26,805	24,859
Shareholders’ equity:
Ordinary shares	1,000	1,000
Share premium	16,458	21,000
Retained earnings	1,542	1,772
Total shareholders' equity	19,000	23,772
Total liabilities and shareholders’ equity	45,805	48,631

PIXARTPRINTING S.R.L.
UNAUDITED INCOME STATEMENT
YEARS ENDING MARCH 31, 2014 & 2013
(in thousands of Euro)

	March 31, 2014	March 31, 2013
Revenue	16,358	11,596
Cost of revenue	8,958	7,001
Technology and development expense	799	622
Marketing and selling expense	2,776	1,924
General and administrative expense	1,590	1,014
Income from operations	2,235	1,035
Other income (expense), net	88	40
Interest income	31	32
Interest expense	46	155
Income before income taxes and loss in equity interests	2,308	952
Income tax provision	966	371
Net income	1,342	581

PIXARTPRINTING S.R.L.
UNAUDITED STATEMENT OF CASH FLOWS
AS OF MARCH 31, 2014 & 2013
(in thousands of Euro)

	March 31, 2014	March 31, 2013

Cash flows from operating activities
Net income	1,342	581
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	760	1132
Deferred income taxes	0
Other, non-cash items	25	0
Provision for termination indemnities	143	59
Changes in operating assets and liabilities:
Accounts receivable	(616)	(183)
Inventories	390	(432)
Accounts payable	796	814
Income taxes payable	735	547
Other - net	169	171
Payments of termination of indemnities and pension contributions	(137)	(80)
Net cash provided by operating activities	3,607	2,609

Cash flows from investing activities
Additions to property, plant and equipment	(204)	(133)
Additions to intangible assets	(447)	(195)
Net cash used in investing activities	(651)	(328)

Cash flows from financing activities
(Repayments) of borrowings from related parties	(63)	(4)
Net cash used by financing activities	(63)	(4)
Increase in cash and cash equivalents	2,893	2,277
Cash and cash equivalents at beginning of the year	1,578	1,646
Cash and cash equivalents at end of the year	4,471	3,923

PIXARTPRINTING S.P.A.
UNAUDITED NOTES TO FINANCIAL STATEMENTS
PERIODS ENDED MARCH 31, 2014 & 2013
(in thousands of Euro)

1. Summary of Differences Between Accounting Principals Generally Accepted in Italy and the United States of America

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in Italy (“Italian GAAP”).

These standards differ in certain respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”). The significant differences and their effect on net income and net equity are set out below.

Effect of differences between Italian GAAP and US GAAP on net income after tax:

	Notes	March 31, 2014	March 31, 2013
Net income for the year in accordance with Italian GAAP		1,342	581
U.S. GAAP adjustments:
Share based compensation expense	(a)	(303)	—
Adjustment to amortization expense for start-up cost intangible assets	(b)	25	—
Adjustment to the realized loss for the settlement of derivative instruments	(c)	—	2
Adjustment to amortization expense of goodwill and intangible assets associated with business combination	(d)	210	210
Adjustment to rental expense for leases classified as capital leases under US GAAP	(e)	149	225
Adjustment to Income tax benefit (provision)	(f)	(1)	(10)
Net income in accordance with U.S. GAAP		1,422	1,008
Effect of differences between Italian GAAP and U.S. GAAP on net equity:

	Notes	March 31, 2014	March 31, 2013
Net assets in accordance with Italian GAAP		19,000	23,772
U.S. GAAP adjustments:
Share based compensation expense	(a)	—
Adjustment to amortization expense for start-up cost intangible assets	(b)	(266)	(389)
Adjustment to the realized loss for the settlement of derivative instruments	(c)		(124)
Adjustment to amortization expense of goodwill and intangible assets associated with business combination	(d)	5,501	4,663
Adjustment to rental expense for leases classified as capital leases under US GAAP	(e)	1,768	1,012
Adjustment to Income tax benefit (provision)	(f)	(3,539)	(3,471)
Net assets in accordance with U.S. GAAP		22,464	25,463

(a) An employee option award was granted in May 2013 resulting in share-based compensation expense recognition for US GAAP. The grant date fair value of the option was determined using the Black-Scholes option pricing model. The award included performance condition vesting features which were all deemed probable of achievement as of December 31, 2013 and as such the compensation cost associated with the award is recognized on a straight line basis over the requisite service period of approximately three years.

(b) For Italian GAAP start-up costs are capitalized and amortized over a multi-year period, whereas such costs are expensed as incurred under US GAAP.

(c) During 2013 the Company settled outstanding derivative contracts recognizing the total loss associated with those contracts upon the final settlement under Italian GAAP. For US GAAP the Company did not elect hedge accounting and therefore would recognize any gains or losses related to changes in the fair value of the instrument in earnings at each reporting period. As such, the loss attributable to previous periods is reversed and results in a settlement gain for 2013 for US GAAP purposes.

(d) Goodwill and other intangible assets were recognized as the result of two shareholder transactions occurred in December 2011 and June 2012 for Italian GAAP. The goodwill was recorded and subsequently amortized to the income statement over a 20 year period. For US GAAP these transactions are considered common control transactions that do not meet the definition of business combinations. As such the purchase accounting and subsequent recognition of amortization expense associated with these assets has been reversed for US GAAP reporting.

In December 2011, Rial S.r.l acquired 100% of Pixartprinting S.r.l., subsequently completing a reverse merger transaction in 2012. The acquisition from Rial S.r.l. occurred in December 2011 and met the definition of a business combination in accordance with US GAAP. The Company recorded the acquired assets, including identifiable intangible assets at fair value on the date of the acquisition. The excess of the purchase price paid over the fair value of the net assets is recorded as goodwill and subsequently monitored for impairment. Under Italian GAAP, the transaction is accounted for under the value in use model which is different from fair value as required by US GAAP. For US GAAP, the Company has recognized the amortization expense for the identifiable intangible assets over their estimated useful lives.

The reconciliation between the effects of the common control business combination recorded under Italian GAAP and those of the acquisition from Rial S.r.l. occurred in December 2011 is summarized below:

	Effect on March 31, 2014 net income	Effect on March 31, 2014 net equity	Effect on March 31, 2013 net income	Effect on March 31, 2013 net equity
Elimination of goodwill recognized under Italian GAAP	405	(28,092)	405	(29,713)
Elimination of intangibles recognized under Italian GAAP	380	(3,547)	380	(5,067)

Software recognized under US GAAP	(105)	1,155	(105)	1,575
Customer relationships recognized under US GAAP	(303)	6,972	(303)	8,184
Trademark recognized under US GAAP	(167)	5192	(167)	5,863
Goodwill recognized under US GAAP		23,821	-	23,821
Total pre-tax effect	210	5,501	210	4,663
Deferred taxes	61	(3,069)	61	(3,314)
Net effect	271	2,432	271	1,349

e) For Italian GAAP leases are recognized as operating leases and the related obligations are recorded as expense as incurred. Leases that meet certain criteria are considered capital leases, but such effect is only disclosed for Italian GAAP purposes. For US GAAP the Company categorizes leases at their inception as either operation or capital leases in the balance sheet. Capital leases are accounted for as the acquisition of an asset and the incurrence of an obligation by the lessee. Certain leases considered as operating leases under Italian GAAP are considered capital leases under US GAAP criteria, and therefore the present value of future lease payments as disclosed in the footnotes under Italian GAAP and as recorded in the balance sheet for US GAAP purpose is different.
f) Deferred tax assets and liabilities, and the related income effects, have been recorded whenever deductible or taxable differences arose between the carrying amount of the net assets recognized under US GAAP and their tax base (normally corresponding to the carrying amount under Italian GAAP). No deferred taxation was recognized in relation to goodwill.